Exhibit 10.12

AMENDMENT NO. ONE
TO THE
SEABOARD MARINE PENSION PLAN
AS RESTATED AS OF JANUARY 1, 2021

THIS AMENDMENT is made this 15th day of November, 2021, by Seaboard Corporation, a Delaware corporation, with principal offices in Merriam, Kansas, herein referred to as the "Company".

WHEREAS, the Company sponsors and maintains the Seaboard Marine Pension Plan, which was last restated, effective January 1, 2021, herein referred to as the "Plan";

WHEREAS, the Company has reserved the right to amend the Plan in Article IX of the Plan; and

WHEREAS, the assets and liabilities attributable to deferred vested participants of certain employers and alternate payees related to such participants were previously listed in the Plan as having transferred from the Seaboard Corporation Pension Plan when those assets and liabilities in fact were retained by the Seaboard Corporation Pension Plan;

WHEREAS, the Company desires to amend the Plan to document and accurately reflect the transfer and acceptance of assets and liabilities attributable to certain participants that occurred pursuant to the spin off from the Seaboard Corporation Pension Plan effective January 1, 2021 and to reflect the Participating Employers on Schedule A of the Plan.

NOW, THEREFORE, the Company hereby amends the Plan as follows effective as of January 1, 2021:

1.	The second recital on pages 1-2 of the Plan is hereby revised to add the following subparagraph to section 1) thereof:

e) Mount Dora Farms Inc. (formerly Chestnut Hill Farms, Inc.)

2.	The second recital on pages 1-2 of the Plan is hereby further revised to delete the following subparagraphs from section 3) thereof:

g) Seaboard Farms (Poultry Division);

h) A&W Interlining Services Corp.; and

i) Seaboard Allied Milling Corporation."

3.	Schedule A of the Plan is hereby deleted and the following Schedule A is substituted in lieu thereof:

SCHEDULE A

(effective January 1, 2021)

Seaboard Marine Ltd.

Jacintoport International LLC

Green Island Maritime Inc.

Seaboard Solutions Inc.

SSI Ocean Services Inc.

Mount Dora Farms Inc. (formerly Chestnut Hill Farms, Inc.)

IN WITNESS WHEREOF, Seaboard Corporation has executed this Amendment No. One to the Seaboard Marine Pension Plan on the 15th day of November,2021.

SEABOARD CORPORATION

ATTEST:
/s/ David M. Becker	By:	/s/ Robert L. Steer
(SEAL)	Name:	Robert L. Steer
	Title:	President and Chief Executive Officer

EXECUTIVE SUMMARY OF CHANGES
AMENDMENT NO. ONE TO THE
SEABOARD MARINE PENSION PLAN

The amendment modifies the Plan to properly reflect the Participating Employers and to reflect the accurate listing of the transfer of assets and liabilities attributable to participants of certain employers and alternate payees related to such participants resulting after the spin off of certain assets and liabilities from the Seaboard Corporation Pension Plan to this Plan.   Assets and liabilities attributable to such participants last employed by Seaboard Farms (Poultry Division), A&W Interlining Services Corp., and Seaboard Allied Milling Corporation were not transferred to the Plan but rather they were retained in the Seaboard Corporation Pension Plan.   Additionally, Mount Dora Farms (formerly Chestnut Hill Farms, Inc.) was added to Schedule A of the Plan as a Participating Employer.